SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

INTRALASE CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	38-3380954 (I.R.S. Employer Identification No.)

3 Morgan Irvine, California (Address of Principal Executive Offices)	92618 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

In this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-116016

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Information Required in Registration Statement

Item 1.     Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.01 per share, is included under the headings “Description of Capital Stock” and “Shares Eligible for Future Sale” in the preliminary prospectus of the Registrant, which forms a part of the Registration Statement on Form S-1 of Registrant, Registration No. 333-116016, originally filed with the Securities and Exchange Commission on May 28, 2004, as amended to date and including any other amendments to such Registration Statement made prior to the effective date (collectively, the “Registration Statement”). The Registration Statement is incorporated herein by reference.

Item 2.     Exhibits

The following exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are incorporated herein by reference.

Exhibit No.	Description

3.1	Seventh Amended and Restated Certificate of Incorporation

3.2	Second Amended and Restated Bylaws

4.1	Specimen common stock certificate

4.2	Fourth Amended and Restated Registration Rights Agreement, dated May 17, 2002, among IntraLase Corp. and certain of its stockholders

4.3	Warrant to Purchase 31,300 Shares of Series E Preferred Stock issued on July 12, 2001 to Silicon Valley Bank

4.4	Warrant to Purchase 16,500 shares of Series G Preferred Stock issued on December 12, 2002 to Silicon Valley Bank

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 14, 2004	INTRALASE CORP.

	By:	/s/ Shelley B. Thunen
Shelley B. Thunen Chief Financial Officer, Treasurer and Assistant Secretary

3